EXHIBIT 10-1

                        PURCHASE AGREEMENT



     THIS  AGREEMENT  is  made  between VALCHECK COMPANY a Delaware general partnership  with  its principal office  located  at  401  Exchange  Drive,

Arlington,  Texas 76011  ("Seller"),  ARTISTIC  GREETINGS  INCORPORATED,  a

Delaware corporation with its principal office located at One Komer Center,

Elmira, New York  14902-1999 ("Buyer") and VALASSIS COMMUNICATIONS, INC., a

Delaware corporation with its principal office located at 36111 Schoolcraft

Road, Livonia, Michigan 48150 (the "Valassis").

     WHEREAS, Seller  has  heretofore  operated a certain business known as

Check-itOut and engaged in the business  of the manufacture and direct mail marketing and sale of checks (the "Business"); and

     WHEREAS, Seller desires to sell certain  assets, properties and rights now owned and held by it and used in connection  with  the operation of the

Business; and

     WHEREAS,  a  wholly-owned  subsidiary  of  Valassis owns  80%  of  the partnership interests of Seller; and

     WHEREAS, Buyer desires to purchase such assets,  properties and rights of Seller upon the terms and conditions hereinafter set forth;

     NOW,  THEREFORE, in consideration of the foregoing  premises  and  the mutual  covenants  hereinafter  contained,  the  Parties  hereto  agree  as follows:



                             ARTICLE I

                         PURCHASE AND SALE



     1.01 PURCHASE  OF  ASSETS.   Seller  agrees to sell, convey, transfer,

assign  and  deliver to Buyer, and Buyer agrees  to  purchase  and  accept,

subject  to  the   terms   and   conditions   and   in  reliance  upon  the

representations and warranties in this Agreement, on  the date described in

Article  V  hereof (the "Closing" or the "Closing Date"),  certain  assets,

properties and rights of Seller as follows (the "Assets"):

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          A.   All  of  Seller's  inventory wherever located, including raw materials, work in process, finished  goods  and  stock  and  supplies,  as summarized and described in SCHEDULE 1.01A hereto.

          B.   All  of  the machinery, equipment and tools owned by Seller,

located at the Business premises  and  used  or  useable  in  the Business,

including  but  not  limited to the items listed and described in  SCHEDULE

1.01 B hereto, and excluding all leased items.

          C.   All of Seller's intangible assets and records as they relate to the Business as follows: Seller's trade names (including the name Check-

it-Out), trade secrets  and  know-how related to advertising and marketing,

artwork, 800 telephone numbers,  customer  lists,  mailing lists, sales and purchasing correspondence and records, data processing  records, and all of the operational books, records and data used by Seller in  connection  with the Business.

          D.   (i)  All of Seller's customer orders from Seller's customers that are unfilled as  of  the  Closing  Date,  and (ii) all customer orders received by Seller after Closing.

          E.     All of Seller's contracts described in SCHEDULE 1.01 E.

     Notwithstanding anything herein to the contrary,  the following assets shall  not  be  transferred to Buyer: (i) all rights of insurance  coverage relating to the liabilities  being  retained  by  Seller after the Closing;

(ii) income tax records of Seller; (iii) all partnership records of Seller;

and  (iv)  the  rights  of  Seller  under  this Agreement,  the  Investment

Agreement and the amounts payable to Seller thereunder.

     1.02 ASSIGNMENT OF CONTRACTS.  Seller agrees  to  assign to Buyer, and

Buyer  agrees  to  assume  and  accept,  all of Seller's right,  title  and interest in and to and obligations under the  customer  orders described in

SECTION 1.01D and under the contracts described in SECTION 1.01E.

     1.03 LIABILITIES.   It is expressly understood and agreed  that  Buyer

does not, nor will it assume  or  become liable for, any of the liabilities of Seller of any kind or nature at  any  time existing or asserted, whether fixed,  contingent  or otherwise, including  without  limitation  accounts,

notes and taxes payable,  products  liability  or  warranty  claims,  lease obligations  accrued  prior  to  the  Closing  Date,  salesmen's employment commissions, union contracts, salaries, wages, severance or separation pay,

or vacation, profit sharing, retirement, pension, bonus, hospitalization or other  employee  benefits  or  any  unemployment or old age  benefit  taxes relating to Seller's employees; PROVIDED, however, that Buyer shall perform all of Seller's obligations from and after the Closing Date with respect to the  following (the "Assumed Obligations")  (i)  the  customer  orders  and contracts  assumed  pursuant  to  PARAGRAPH  1.02 hereof, and (ii) customer orders filled by Seller prior to the Closing Date  but  for which Seller is required after Closing either to correct and refill or to issue refunds.

     1.04 PURCHASE PRICE.  The aggregate purchase price to be paid by Buyer to Seller for the Assets (the "Purchase Price") shall be as follows:

          A.   500,000 shares of $.10 par value common stock (the "Shares")

of Buyer, to be purchased and held pursuant to an Investment  Agreement  to be  executed  at  Closing by Seller and Buyer, in the form of SCHEDULE 1.04 hereto ( the "Investment Agreement");

          B.   Plus 20% of the revenues received by Buyer from all customer orders

(i) described in PARAGRAPH  1.01D(I);  and  (ii) that are first time orders received within one year after the Closing Date,  in  each  case  that  are filled by Buyer pursuant to PARAGRAPH 1.02;

          C.   Less  80%  of  the  purchase  price of the correction orders refilled by Buyer, and 100% of all refunds issued  by  Buyer,  pursuant  to clause (ii) of PARAGRAPH 1.03; and

          D.   Less  80%  of  the  purchase  price  of  any customer orders described  in  PARAGRAPH  1.01D, which Seller has forwarded  to  Buyer  for fulfillment without payment.

     1.05 ALLOCATION  OF PURCHASE  PRICE.   The  Purchase  Price  shall  be

allocated to the various  portions  of  the Assets as set forth in SCHEDULE

1.05 hereto.

     1.06 PAYMENT OF PURCHASE Price.  The  Purchase  Price shall be paid or evidenced by the delivery at and after the Closing of the following:

          A.   A certificate representing the Shares, fully executed by the

Seller and containing such restrictive legends as may  be  provided  for in the Investment Agreement.

          B.   Buyer  shall  account to Seller, as of the 15th and the last day of each month for the first  three  (3)  months after the Closing Date,

and thereafter as of the last day of each month, for the amounts payable to and  owed  by  Seller  pursuant to SECTION 1.04B,  1.04C  AND  1.04D.  Such accounting shall show (i) regarding orders with respect to which payment is due pursuant to PARAGRAPH  1.04B,  the  number  of  all  existing  and  new customer orders filled by Buyer during the period accounted for, the amount of  the  purchase  price received by Buyer with respect thereto, the 20% of such amount received  to be credited to Seller, and the 80% of any purchase price not received by Buyer  to  be  credited  to Buyer; (ii) the number of correction orders refilled by Buyer, the purchase  price  thereof,  and the

80% of such Purchase Price to be credited to Buyer; and (iii) the amount of all  refunds  issued by Buyer.  Each reconciliation will be accompanied  by either Buyer's check payable to Seller for the net amount due Seller, or an invoice from Buyer  to Seller for the net amount due Buyer.  Any net amount due Buyer shall be paid within fifteen (1 5) days of receipt of the invoice by Seller.

     1.07 RIGHT OF OFFSET.   Buyer  may,  at its option, use part or all of

any amounts due Seller or Valassis pursuant to the terms of this Agreement,

the Advertising Agreement (as defined in PARAGRAPH  6.05G  below),  or  the

Investment  Agreement  to apply against or satisfy any failure of Seller or

Valassis to satisfy any of its obligations or agreements hereunder, whether due to the breach of any  representation  or  warranty  made  hereunder  or otherwise, together with all expenses, including reasonable attorneys' fees and the costs of defense, incurred by Buyer as a result of or in connection therewith;  and,  if  so  used  by  Buyer, such amounts shall be, and shall constitute, a complete and absolute offset  against any such payments which are  or may become due from Buyer to Seller or  Valassis  pursuant  to  the terms  of  this  Agreement,  the  Advertising  Agreement  or the Investment

Agreement.  Nothing contained in this PARAGRAPH 1.07 shall  be construed so as  to  limit or modify, except to provide for a right of offset,  Seller's and Valassis'  general obligation to indemnify Buyer set forth in PARAGRAPH

4.05 hereof.  Prior  to  exercising  any  right  of offset pursuant to this

Paragraph, Buyer shall provide written notice of any  claim  on which Buyer intends to base such right and shall negotiate in good faith with Seller or

Valassis  in  attempting  to  resolve  such claim, but Buyer shall  not  be required to continue such negotiations beyond  30  days  after  the date on which it notifies Seller or Valassis of such claim.



                            ARTICLE II



                 REPRESENTATIONS AND WARRANTIES OF

                        SELLER AND VALASSIS



     Seller  and  Valassis  jointly and severally represent and warrant  to

Buyer as follows:

     2.01 CORPORATE STANDING.   Seller  is  a  general partnership existing

under  the laws of the State of Delaware, and Valassis  is  a  corporation,

duly organized, validly existing and in good standing under the laws of the

State of Delaware.

     2.02 CORPORATE  STRUCTURE.  Valassis Direct Response, Inc., a Delaware

corporation which is a wholly-owned subsidiary of Valassis, ("VDR") owns an

80% partnership interest  of  Seller,  and  DRB  Holdings,  Inc.,  a  Texas corporation,  ("DRB")  owns  a  20% partnership interest in Seller.  Seller does not have any outstanding options or warrants to purchase, or contracts to issue, or contracts or any other  rights or commitments entitling anyone other than VDR or DRB to acquire, an additional partnership interest in the

Seller.

     2.03 CORPORATE  AUTHORITY.  Seller  has  full  partnership  power  and authority to enter into  this  Agreement, to sell, transfer and deliver the

Assets, and to perform all of its  obligations  contained herein and in the

Investment  Agreement and in all other documents to  be  executed  pursuant hereto; and Valassis  has  full corporate power and authority to enter into this Agreement and the Advertising  Agreement,  and  to  perform all of its obligations set forth herein and therein.  Seller and Valassis  have  taken all  such partnership and corporate action as may be necessary or advisable and  proper  to  authorize  respectively  this  Agreement,  the  Investment

Agreement  and the Advertising Agreement, the execution and delivery hereof and thereof,  the  consummation of the transactions contemplated hereby and thereby and the execution and delivery of each of the documents required to be delivered hereunder and thereunder; so that each of Seller and Valassis,

as the case may be,  have  full  right,  power  and  authority  to sell and deliver  the  Assets  to Buyer and to perform all of its obligations  under this Agreement, the Investment Agreement and the Advertising Agreement.

     2.04 ABSENCE OF RESTRICTIONS.   Except  as set forth in SCHEDULE 2.04,

Seller has made no other agreement with any other party with respect to the sale or encumbrance of the Assets.  Except as  set  forth in SCHEDULE 2.04,

the execution and delivery of this Agreement, and the  consummation  of the transactions  provided  hereunder, does not require any third party consent

(other than the consent of  VDR  and  DRB)  and  does not violate, conflict with,  result  in the breach of, or cause the acceleration  of  or  default under any provision  of  (a)  Seller's Joint Venture Agreement, as the same may have been amended from time  to  time  or (b) any obligation, mortgage,

lien,  lease,  agreement,  instrument,  law,  order,   arbitration   award,

judgment, decree or any other restriction to which Seller is a party or  by which Seller is subject or bound.

     2.05 TITLE  TO  ASSETS.   Except as set forth in SCHEDULE 2.05 hereto,

Seller has good and marketable title  to  all of the Assets, free and clear of  all  liabilities,  mortgages, conditional  sales  agreements,  security interests, leases, liens,  pledges,  encumbrances,  restrictions,  charges,

claims  or  imperfections  of  title whatsoever, so that Buyer shall, after consummation  of  the  transactions  contemplated  hereunder,  be  free  to utilize, sell or otherwise  dispose of all of the Assets in whatever manner and at whatever locations Buyer may desire.

     2.06 FIXED  ASSETS.   SCHEDULE   1.01B   hereto  contains  a  list  or

description of all machinery, equipment and tools  owned by Seller and sets forth the basis and manner by which said Assets have been depreciated.  All of such Assets are in good working condition and useable  in  the  ordinary

course  of  the  Business.   No  such  Asset included in Seller's financial

statements  or  records  has  been  valued  in  excess  of  its  cost  less accumulated depreciation as of March 31, 1995.

     2.07 LNVENTORY.  All of Seller's inventory  included in the Assets and the location thereof is shown on SCHEDULE 1.01A, is  useable or saleable in the ordinary course of the Business, and is in a quantity  and of a quality suitable  for sale in the ordinary course of the Business.  Said  inventory has a value, at the lower of cost or market, on a first in/first out basis,

in excess of $300,000.

     2.08 CONTRACTS.   The  customer orders described in PARAGRAPH 1.01D(I)

and the contracts referred to in SECTION 1.01E are either in full force and effect or are offers which have not been cancelled; Seller has not violated any of the terms thereof in any material respect; no claim has been made by any party thereto that Seller  is  in default thereunder or in violation of any law, rule or regulation related  thereto;  and  Seller  has received no notice that any such order or contract is being or will be cancelled.  Each of  such  orders  and  contracts  is  assignable to Buyer and neither  such assignment nor the consummation of any  of the transactions contemplated by this Agreement will result in a default under  or  termination  of any such

order  or  contract.   Full and complete copies of each of such orders  and

contracts have been supplied  by  Seller  to  Buyer on or prior to the date hereof,  and  there  have  been no subsequent changes  in  such  orders  or contracts.

     2.09 TRADEMARKS, TRADENAMES,  ETC.   Except  as  set forth in SCHEDULE

2.09 hereto, Seller owns no trademarks or trade names, nor does it have any applications  pending  with  respect thereto, nor does Seller  utilize  any assumed names, nor is Seller a  party  to  any trademark license agreement;

and the ability of the Buyer to discharge the Assumed Obligations, does not require the ownership or use of any trademark,  trade name or assumed name,

except as set forth in SCHEDULE 2.09 hereto.  Seller is not a party to, nor does Seller have any knowledge of, any trademark infringement litigation or claim affecting or which might affect the Business  or the ability of Buyer to discharge the Assumed Obligations, or any basis for any such claim.

     2.10 TAXES.  Seller has filed returns for and paid  in full all of its federal, state and local taxes to the extent such filings  and payments are required prior to the date of this Agreement.  All such returns  were  true and correct in all material respects when filed.

     2.11 LITIGATION AND CLAIMS.  There is no litigation, proceeding, suit,

action, controversy or claim in law or in equity (including proceedings  by or  before  any  governmental board or agency) existing, pending or, to the best of Seller's knowledge, threatened against Seller which might adversely affect Buyer's purchase  or  use  of  the  Assets,  or  Buyer's  ability to discharge  the  Assumed  Obligations,  and there is no fact known to Seller which  could  form  the basis for any such  litigation,  proceeding,  suit,

action, controversy or  claim.   There  are  no  judgments, orders, laws or

regulations  existing,  whether or not filed, against  Seller  which  might affect  the Assets and Buyer's  purchase  thereof  or  Buyer's  ability  to discharge the Assumed Obligations.

     2.12 GOVERNMENTAL  COMPLIANCE.   Seller  has  complied in all material

respects with all applicable laws, rules, regulations  and  orders  of  all federal,  state  and local authorities with respect to the Business and the

Assets.  Seller has  not  received  any  notice that it is claimed to be in default with respect to any judgment, order,  injunction,  decree,  rule or regulation  of  any  court,  administrative  agency  or  other governmental agency.  All reports, returns and other documents which have  been filed by

Seller with any administrative agency or governmental authority  are  true,

correct  and  complete  in  all  material respects.2.13CUSTOMER FILES.  All

Seller's customer files as they exist  on  the  date hereof, including, all information  contained  therein  regarding  inquiries  from  customers  and potential customers, all computer records and  data, and hard copies of all customer orders received by Seller since it commenced  business that are in

Seller's possession, have been delivered to Buyer; and the  customer  files so delivered contain the names of not less than 750,000 customers as of the date hereof.

     2.14 INVESTMENT  AGREEMENT.  All of the representations and warranties of the Seller set forth  in  the Investment Agreement are true and complete and are incorporated herein by reference.

     2.15 GENERAL WARRANTY.  No  representation  or  warranty  of Seller or

Valassis  contained  or  incorporated  in this Agreement, nor any Schedule,

statement or certificate furnished to or to be furnished by Seller to Buyer pursuant  to  the  terms  hereof, or in connection  with  the  transactions contemplated hereby, contains  or  will  contain  any untrue statement of a material fact, or fails or will fail to state a material  fact necessary to make  the  statements  contained  or  incorporated  therein  or herein  not misleading.

                                ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF BUYER



     Buyer represents and warrants to Seller and Valassis as follows:

     3.01 CORPORATE  STANDING.   Buyer  is  a  corporation  duly organized,

validly  existing  and  in  good  standing  under the laws of the State  of

Delaware.   Buyer  has  full  corporate  power and  authority  to  own  its properties and to carry on its business as currently

conducted.

     3.02 CORPORATE  AUTHORITY.   Buyer  has   full   corporate  power  and

authority to enter into this Agreement, and to purchase  the  Assets and to issue  the  Shares  as  provided  in this Agreement, and to enter into  the

Investment Agreement and the Advertising  Agreement.   Buyer  has taken all

such  corporate  action  as  may  be  necessary or advisable and proper  to authorize  this Agreement, the Investment  Agreement  and  the  Advertising

Agreement, the  execution and delivery hereof and thereof, the consummation of the transactions  contemplated  hereby and thereby and the execution and delivery of each of the documents required  to  be  delivered hereunder and thereunder,  so  that Buyer will have full right, power  and  authority  to purchase the Assets from Seller and to issue the Shares as provided in this

Agreement, and to  perform all of its obligations under this Agreement, the

Investment Agreement and the Advertising Agreement.

     3.03 CONSENTS.   The  execution  of  this  Agreement,  the  Investment

Agreement  and  the Advertising Agreement by Buyer and its consummation  of the transactions contemplated hereby and thereby do not require the consent of any third party  and do not violate, conflict with, result in the breach of, or cause the acceleration  of  or  default  under  any provision of (a)

Buyer's Certificate of incorporation and By-laws, as the same may have been amended  from  time to time or (b) any obligation, mortgage,  lien,  lease,

agreement, instrument,  law,  order, arbitration award, judgment, decree or any other restriction to which  Buyer  is  a  party  or  by  which Buyer is subject or bound.

     3.04 LITIGATION AND CLAIMS.  There is no litigation, proceeding, suit,

action, controversy or claim in law or in equity (including proceedings  by or  before  any  governmental board or agency) existing, pending or, to the best of Buyer's knowledge,  threatened  against Buyer which might adversely affect  Buyer's  purchase  or  use of the Assets,  or  Buyer's  ability  to discharge the Assumed Obligations  and  to  perform  its  other obligations

under   this  Agreement,  the  Investment  Agreement  and  the  Advertising

Agreement,  and  there is no fact known to Buyer which could form the basis for any such litigation,  proceeding,  suit,  action, controversy or claim.

There are no judgments, orders, laws or regulations  existing,  whether  or not filed, against Buyer which might affect the Assets and Buyer's purchase thereof  or  Buyers  ability  to  discharge  the Assumed Obligations and to

perform  its  other  obligations  under  this  Agreement,   the  Investment

Agreement and the Advertising Agreement.

     3.05 GENERAL  WARRANTY.   No  representation  or  warranty  of   Buyer

contained   or  incorporated  in  this  Agreement,  nor  any  statement  or certificate furnished  or  to  be  furnished to Seller or Valassis by Buyer pursuant  to  the  terms hereof, or in  connection  with  the  transactions contemplated hereby,  contains  or  will  contain any untrue statement of a material fact, or fails or will fail to state  a material fact necessary to make  the  statements  contained  or  incorporated therein  or  herein  not misleading.

     3.06 COMPLIANCE WITH REPORTING OBLIGATIONS.   Buyer  has  timely filed

all  reports and other documents required to be filed by it under  Sections

13,14,  and  15(d)  of  the  Securities  Exchange  Act  of 1934, as amended

(collectively, the "Reports").  No such Reports (i) contain  any  statement which was at the time and in light of the circumstances under which  it was made,  false  or misleading with respect to any material fact, or (ii) omit to state any material  fact  necessary  in  order  to  make  the statements therein not false or misleading.

     3.07 CAPITALIZATION  AND  SHARES.   Buyer's  authorized capital  stock

consists  of 10,000,000 shares of common stock $.10  par  value,  of  which

5,821,293 shares  were  issued  and  outstanding  as  of  May 12, 1995.  On delivery  of a certificate representing the Shares at Closing  pursuant  to this Agreement,  the Shares will be duly and validly authorized and issued,

fully paid and non- assessable.

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                            ARTICLE IV

          FURTHER COVENANTS OF SELLER, VALASSIS AND BUYER

     4.01 SELLER AND  VALASSIS.   Seller and Valassis jointly and severally

further covenant and agree as follows:

          A.   CONDUCT OF Business.   To  conduct  the Business pending the

Closing in the normal and usual manner consistent with  past  practice and,

without  the  prior  approval  of Buyer (which approval may be withheld  by

Buyer for any reason in its sole  discretion); not to make any change which materially adversely affects the policies  relating  to  the  operation and conduct  of  the Business; and not to commence negotiations for,  or  enter into,  any material  or  unusual  contracts  or  agreements  affecting  the

Business  or  the  Assets, or extending beyond the Closing that will have a material and adverse  effect  on  the  Assets,  or  the  Buyer's ability to purchase the Assets and to discharge the Assumed Obligations.

          B.   RETENTION  OF  BUSINESS.   To  use  and  exert best  efforts

between the date hereof and Closing to keep and retain the  Business  as  a going  business  and  to  provide such assistance and cooperation as may be requested or necessary to assure  the  orderly  transfer  of  the Assets to

Buyer  and the discharge of the Assumed Obligations by Buyer subsequent  to the Closing.

          C.   CHANGES.  Between the date hereof and the Closing, to notify

Buyer of  any unusual changes, problems or developments with respect to the

Business  and   the   status   of  Seller's  liabilities,  obligations  and

relationships with its customers.

          D.   LIABILITIES.   To   pay  and  discharge,  or  make  adequate

provision for the payment and discharge  of,  all  of  Sellers liabilities,

indebtedness,  obligations, claims and losses not specifically  assumed  by

Buyer in this Agreement, as they become due and payable.

          E.   ACCESS.   To  allow  the  authorized personnel and agents of

Buyer to have access to any and all of the  records  and premises of Seller at all reasonable times between the date hereof and the Closing; to furnish

Buyer with all information concerning

Seller's affairs as Buyer may reasonably request; and  to  permit  Buyer to make  extracts  from, and copies of, all of Seller's books, records, files,

customer orders,  and  other  Business  records  and,  for a period of nine months subsequent to the Closing, to make Ken Teeter, or  other individuals able to assist with the issues at hand at the time, available  to  Buyer at

Buyer's  request  for  consultation  and  advice  concerning the Assets and

Buyers discharge of the Assumed Obligations.

          F.   INDEMNIFICATION.   To  fully  indemnify  and  hold  harmless

Buyer, its directors, officers, agents, employees,  successors and assigns,

as applicable, from and against and in respect of any  and all liabilities,

obligations, damages, losses and expenses, including claims  of  every kind and  nature,  whether  accrued,  absolute,  contingent  or  otherwise,  and including  reasonable attorneys' fees and the costs of defense, incurred by any of them as a result, or by reason, of the breach, falsity or failure of any of Seller's  or  Valassis'  representations,  warranties,  covenants or undertakings contained in this Agreement, the Investment Agreement  or  the

Advertising  Agreement, including without limitation, any claims arising by reason of the  failure  of  Seller  to  comply  with  any  "Bulk  Transfer"

provisions  of  the  Uniform  Commercial  Code as enacted and presently  in effect  in the State of Texas; it being agreed  by  the  parties  that  the provisions  of  this indemnification shall survive the Closing Date and may be enforced by Buyer's  offset  against  any  payments  due  to  Seller  or

Valassis  pursuant  to  the  provisions  of  PARAGRAPH  1.07 hereof without limiting  in  any  respect  any and all other rights which Buyer  may  have against Seller and Valassis, in law or in equity, to enforce the provisions hereof.  Buyer shall give notice  to  Seller  and  Valassis  promptly after

Buyer  has  actual  knowledge  of  any claim as to which indemnity  may  be sought, and shall permit Seller and  Valassis  (at  their joint and several expense)  to  assume  the defense of any claim or any litigation  resulting therefrom, provided that  all counsel who shall conduct the defense of such claim  or litigation on behalf  of  the  indemnitees  shall  be  reasonably satisfactory to Buyer, and shall not have any material conflict of interest in representing  all  indemnitees  involved  in  such  claim or litigation.

Buyer may participate in such defense, but only at Buyers expense.

          G.   COOPERATION.  To execute, acknowledge and  deliver  to Buyer on  demand, both prior and subsequent to the Closing, all such instruments,

consents,  authorizations,  certifications, books, records and data, and to take  all  other action, as heretofore  agreed  or  as  may  be  reasonably necessary or advisable in the opinion of Buyer to satisfy the Conditions to

Closing  by Buyer  contained  in  ARTICLE  VI  hereof,  to  effectuate  the provisions  and  intent  of  this Agreement, including, without limitation,

Buyer's discharge of the Assumed Obligations and to better assign, transfer and convey title and possession  of  the  Assets  to  Buyer; and further to assist and cooperate with Buyer in connection with any litigation involving the Business or the Assets.  In furtherance, but not in  limitation, of the foregoing:

               (i)  Seller  agrees  to  instruct  the U.S. Post  Office  to forward all of Seller's mail relating to the Business  to  Buyer and agrees to forward to Buyer daily any customer orders otherwise received  by Seller after the Closing Date, including both the purchase orders and any  checks,

money  orders  or  other  form  of payment, in the form received.  The same shall be forwarded to Buyer, at Buyers  expense,  on  the day of receipt by overnight  delivery,  using a carrier reasonably acceptable  to  Buyer  and

Seller.  Seller hereby  authorizes  Buyer to indorse Seller's name and take all other action necessary to indorse and process any checks, money orders,

credit card vouchers or other forms of  payment,  in  order  that Buyer can deposit such payments to Buyer's account; and

               (ii) With  regard  to  Seller's customer files described  in

SECTION 1.01C (a) Seller agrees to use  its  best  efforts and to cooperate

with  Buyer,  to  obtain  delivery  from  Response  Media  Products,   Inc.

("Response"),  in  computer  readable form, of all information contained in all of Response's data files regarding Seller's check customers, and (b) to cooperate to assist Buyer to extract  from  Seller's customer file database all information contained therein.

          H.   NONCOMPETITION.  For a period  of  five  (5)  years from and after  the Closing Date: not to engage or compete, directly or  indirectly,

as a principal,  on  its  own account, or as a shareholder, agent, officer,

director, partner or joint  venturer in any corporation or business entity,

in any business engaged in the  manufacturer  of  checks and/or direct mail marketing of checks and/or the direct mail sale of  checks from, at or into the United States; nor within the same area to extend  credit,  lend money,

furnish  quarters or give advice to any such business or proposed  business entity; nor  without  the  consent  of  the  Buyer,  directly or indirectly discuss,  publish  or  otherwise  divulge  any  information  regarding  the

Business or its methods of operation, unless such  information  is publicly known,  other than by reason of a violation of this Agreement by Seller  or

Valassis,  PROVIDED  that  nothing  contained  herein shall be construed as preventing the investment in corporate securities  which  are  traded  on a

recognized  stock  exchange.   If  any  of the restrictions on post-Closing

competitive activities contained in this  PARAGRAPH  4.01H  shall  for  any reason be held by a court of competent jurisdiction to be excessively broad as  to duration, geographical scope, activity or subject, such restrictions shall  be  construed  so  as  thereafter  to  be  limited  or reduced to be enforceable to the extent compatible with the applicable law  as  it  shall then  appear;  it  being understood that by the execution of this Agreement the parties hereto regard  such  restrictions  as reasonable and compatible with their respective rights.

     4.02 BUYER.  Buyer further covenants and agrees to fully indemnify and hold  harmless  each of Seller and Valassis, and the  directors,  officers,

agents, employees,  successors and assigns of each, as applicable, from and against and in respect  of  any  and all liabilities, obligations, damages,

losses and expenses, including claims  of  every  kind  and nature, whether accrued,  absolute,  contingent  or  otherwise,  and  including  reasonable attorneys'  fees and the costs of defense, incurred by any  of  them  as  a result, or by  reason,  of the breach, falsity or failure of any of Buyer's representations, warranties,  covenants  or  undertakings contained in this

Agreement, the Investment Agreement or the Advertising  Agreement, it being agreed  by  the  parties that the provisions of this indemnification  shall survive the Closing  Date  and  may  be  enforced by Seller's and Valassis'

offset against any payments due to Buyer pursuant to the provisions of this

Agreement, the Investment Agreement or the  Advertising  Agreement, without limiting in any respect any and all other rights which Seller  and Valassis may  have  against  Buyer,  in  law or in equity, to enforce the provisions hereof.  Seller and Valassis shall  give  notice  to  Buyer  promptly after either  has  actual  knowledge  of any claim as to which indemnity  may  be sought, and shall permit Buyer to  assume  the  defense of any claim or any litigation resulting therefrom, provided that all counsel who shall conduct the defense of such claim or litigation on behalf  of the indemnitees shall be reasonably satisfactory to Seller or Valassis, as  the  case may be, and shall  not  have  any  material  conflict  of interest in representing  all

indemnitees  involved  in such claim or litigation.   Each  of  Seller  and

Valassis may participate in such defense, but only at its own expense.









                             ARTICLE V

                              CLOSING



     Closing  hereunder shall  take  place  at  the  office  of  Jenkins  &

Gilchrist at 1445  Ross Avenue, Suite 3200, Dallas, Texas, on May 30, 1995,

or at such other time  and place as Seller and Buyer may subsequently agree in writing.



                            ARTICLE VI

                  CONDITIONS OF CLOSING BY BUYER



     The obligation of Buyer to consummate the transactions contemplated by

this  Agreement  shall  be   subject,   at  Buyer's  sole  option,  to  the

satisfaction of the following conditions precedent:

     6.01 REPRESENTATIONS.  All of the representations  and  warranties  of

Seller  and  Valassis herein contained or incorporated herein shall be true and correct as of the date of this Agreement, and as of the Closing Date as if expressly made on and as of the Closing Date.

     6.02 PERFORMANCE  OF  COVENANTS.  All of the covenants to be performed and all of  the conditions to  be satisfied by Seller and Valassis prior to the Closing Date shall have been  performed  or  satisfied on or before the

Closing.

     6.03 BOOKS AND RECORDS.  Seller shall have delivered  to  Buyer  on or before  the  Closing  Date all of Seller's operational books, records, data and materials included among or related to the Assets or which are or would be necessary or useful to Buyer in exercising ownership of the Assets or in

discharging the Assumed  Obligations,  expressly   EXCLUDING,  however, the

excluded  assets  listed  in  SECTION  1.01 but expressly INCLUDING all  of

Seller's customer and sales records and all of the other documents referred to in this Agreement.

     6.04 CONDITION OF PROPERTY.  All of  the  Assets  shall be in the same condition  on  the  Closing  Date  as the same are as of the  date  hereof,

ordinary  wear and tear alone excepted,  it  being  understood  and  agreed between the  Parties hereto that any destruction, loss or damage by fire or casualty prior  to  the Closing which exceeds One Thousand Dollars ($1,000)

or which could result  in  a  substantial  disruption  of Buyers exercising ownership  of  the  Assets or in discharging the Assumed Obligations  shall constitute a failure of the condition precedent set forth herein.

     6.05 DELIVERY OF  DOCUMENTS.   Buyer  shall  have  received  all  such

documents, certificates, opinions and papers required of Seller pursuant to the  terms of this Agreement, or which shall have been reasonably requested by Buyer  in  connection therewith, in form and substance as approved prior to the Closing  by  Underberg  &  Kessler,  attorneys  for Buyer, including expressly,  but  not limited to, possession of all of the  Assets  and  the following:

          A.   Duly  executed  warranty  Bills  of  Sale,  Assignments  and instruments of transfer and assignment of the Assets.

          B.   Duly  executed  assignments  of Seller's customer orders and the contracts referred to in PARAGRAPH 1.02.

          C.   A  certificate  of  Seller  executed  by  VDR  and  DRB,  as venturers  of Seller, sufficient to authorize  Sellers  execution  of  this

Agreement, its consummation of the transactions contemplated hereby and its execution and delivery of the documents required to be delivered hereunder.

A certificate  of  resolutions  adopted  by  Valassis'  Board  of Directors authorizing the execution of this Agreement and the Advertising  Agreement,

the  consummation  of the transactions contemplated hereby and thereby  and the execution and delivery  of  the  documents  required  to  be  delivered hereunder  and  thereunder,  appropriately  certified  by  Valassis'  Chief

Financial Officer.

          D.   A  certificate  dated  as of the Closing Date, to the effect that, as of the Closing Date, all of the  representations and warranties of

Seller and Valassis contained in this Agreement  and  the  Schedules hereto are true and correct and that all of the covenants and conditions contained in  this  Agreement  to  be performed or satisfied by Seller prior  to  the

Closing have been performed  or  satisfied, such certificate to be executed by Seller's Managing Venturer and by Valassis.

          E.   A written opinion of  McDermott, Will & Emery, attorneys for

Seller, dated as of the Closing Date, in form and substance satisfactory to

Buyer, in the form of SCHEDULE 6.05E.

          F.   An Advertising Agreement  duly  executed  by Valassis in the form of SCHEDULE 6.05F (the "Advertising Agreement") hereto.

          G.   A Investment Agreement duly executed by Seller,  in the form of SCHEDULE 1.04 hereto (the "Investment Agreement").



                            ARTICLE VII

           CONDITIONS OF CLOSING BY SELLER AND VALASSIS



     The  obligation  of Seller and Valassis to consummate the transactions contemplated by this Agreement  shall  be subject, at Seller's sole option,

to the satisfaction of the following conditions precedent:

     7.01 REPRESENTATIONS.  All of the representations  and  warranties  of

Buyer  herein  contained  shall  be true and correct as of the date of this

Agreement, and as of the Closing Date  as  if made on and as of the Closing

Date.

     7.02 COVENANTS AND CONDITIONS.  All of  the  covenants to be performed and all of the conditions to be satisfied by Buyer  prior  to  the  Closing

Date shall have been performed or satisfied on or before the Closing.

     7.03  DELIVERY  OF  DOCUMENTS.   Seller  shall  have received all such

documents, certificates, opinions and papers required  of Buyer pursuant to the terms of this Agreement, or which shall have been reasonably  requested by Seller in connection therewith, in form and substance as approved  prior to  the Closing by McDermott, Will & Emery, attorneys for Seller, including expressly, but not limited to, the following:

          A.   A  certificate  of  resolutions  adopted by Buyer's Board of

Directors  authorizing  the  execution  of this Agreement,  the  Investment

Agreement  (and  the  issuance  of the Shares  pursuant  thereto)  and  the

Advertising Agreement, the consummation  of  the  transactions contemplated hereby and thereby and the execution and delivery of the documents required to be delivered hereunder and thereunder, appropriately certified to Seller and Valassis by Buyer's corporate Secretary.

          B.   A written opinion of Messrs. Underberg  & Kessler, attorneys for Buyer, dated as of the Closing Date, in form and substance satisfactory to Seller, in the form of

SCHEDULE 7.03B.

          C.   The Advertising Agreement duly executed by Buyer.

          D.   The Investment Agreement duly executed by Buyer.

          E.   A certificate dated as of the Closing Date,  to  the  effect that, as of the Closing Date, all of the representations and warranties  of

Buyer  contained in this Agreement are true and correct and that all of the covenants  and  conditions  contained  in this Agreement to be performed or satisfied by Buyer prior to the Closing  have  been performed or satisfied,

such certificate to be executed by Buyer's President and Secretary.



                           ARTICLE VIll

                   CONTINGENT FINANCIAL MATTERS



     8.01 TAX STATUS AND EFFECT.  It is understood  and agreed that neither

Seller nor Valassis, on the one hand, nor Buyer, on the  other, has or have made any representations to each other as to the tax status  or  tax effect of the transactions contemplated by this Agreement, and each of the parties is  therefore  separately  taking  counsel  as to such matters and each  is assuming,  subject  only  to the express and specific  provisions  of  this

Agreement, the tax, if any, which may be incurred by reason of the carrying out of the terms and provisions hereof.

     8.02 SALES OR USE TAX.   In  the event that any sales or use tax shall

be due to any state or local governmental  authority  by reason of the sale of the Assets, such tax shall be borne by Buyer and Seller equally.

     8.03 BROKERAGE COMMISSIONS.  Seller, Valassis and  Buyer represent and warrant,  each  to  the  other,  that  this  Agreement and the transactions contemplated hereunder were brought about without  the  assistance  of  any broker, person or firm, and that no one is entitled to a commission, fee or payment  of  any  kind  relative  to  this  Agreement  or  the transactions contemplated hereby.

     8.04 RISK  OF  LOSS.  All risk of loss to the Assets shall  remain  in

Seller until the transfer  of the Assets on the Closing Date.  In the event of any casualty or loss to the Assets prior to the Closing and Buyer elects to  consummate this transaction,  Buyer  may,  at  Buyer's  option,  either require  Seller at Closing to assign by specific assignment to Buyer all of

Seller's claims  under  and  the proceeds of any and all insurance policies

(including proceeds received by  Seller prior to Closing) as well as claims against any third parties relating to such casualty or loss on the property subject thereto or, alternatively,  reduce the Purchase Price by the amount of the loss and permit Seller to retain such claims and proceeds.

     8.05 EXPENSES OF PARTIES.  All expenses  involved  in the preparation,

authorization  and  consummation  of  this  Agreement,  including,  without limitation, all fees and expenses of agents, representatives,  counsel  and accountants,  shall  be borne solely by the Party which shall have incurred the same, and the other Party shall have no liability with respect thereto.



                            ARTICLE IX

                     MISCELLANEOUS PROVISIONS



     9.01 SURVIVAL OF  REPRESENTATIONS AND WARRANTIES.  All representations and warranties contained  in this Agreement shall survive the execution and delivery of this Agreement  and  the transfer of the Assets for a period of one year from the Closing Date, provided, however, that the representations and warranties set forth in PARAGRAPHS 2.03,

 2.04, 2.05, 2.11, 2.12, AND 2.14  shall survive indefinitely and those set forth in Paragraph

2.08 shall expire at the end of two years after the Closing Date.

     9.02 BENEFIT AND ASSIGNABILITY.   This Agreement shall be binding upon

and inure to the benefit of the respective successors and assigns of Seller and Buyer.

     9.03 NOTICES.  Any notice or other communication required or permitted under this Agreement shall be in writing  and  shall be deemed to have been duly  given  (i)  upon hand delivery, or (ii) on the  third  day  following delivery to the U.S. Postal Service as certified or registered mail, return receipt requested and  postage prepaid, or (iii) on the first day following delivery  to  a  nationally  recognized  United  States  overnight  courier service, fee prepaid,  return  receipt  or  other  confirmation of delivery requested, or (iv) when telecopied or sent by facsimile  transmission if an additional notice is also given under (i), (ii) or (iii) above within three days  thereafter.  Any such notice or communication shall be  delivered  or directed to a party at its address set forth below or at such other address as may  be  designated  by  a  party in a notice given to all other parties hereto in accordance with the provisions of this paragraph.



Notice to Seller or Valassis shall be sent to:Valassis Communications, Inc.

                                   361 1 1 Schoolcraft Road

                                   Livonia MI 48150

                              Attn:Barry P. Hoffman, Esq.



               with a copy to:McDermott, Will & Emery

                                   1211 Avenue of the Americas

                                   New York, NY 10036

                                   Attn:  Mark Thoman, Esq.

Notice to Buyer shall be sent to:Artistic Greetings Incorporated

                                   One Komer Center

                                   Elmira, NY 14905

                                   Attn:  Stuart Komer, Chairman



               with a copy to:Underberg & Kessler

                                   1800 Chase Square

                                   Rochester, NY 14604

                                   Attn:  Michael C. Dwyer, Esq.

     9.04 PUBLICITY AND CONFIDENTIALITY.  No publicity shall be released by any party prior to or after the  Closing  Date  concerning the execution of this Agreement and the transactions contemplated  hereunder except with the consent of the other parties.  If for any reason the  transactions provided for  hereunder shall not be consummated, each party (a)  shall  return  all confidential  information  which  it  received  from any other party in the course  of  investigating  and  negotiating the transactions  provided  for hereunder  and  (b)  shall  not  disclose  to  any  third  party  any  such confidential information, except with the approval of the other party or as required by law; PROVIDED, however, that this provision shall be applicable

only  with  respect  to  information  which   was   clearly  identified  as

confidential by the furnishing party when originally  submitted and (a) was not  then known or subsequently independently developed  by  the  receiving party, nor (b) subsequently rightfully obtained from a third party, nor (c)

then or subsequently publicly known or available otherwise than through the improper conduct of the other party.

     9.05 INTERPRETATION. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.  The waiver by any party of a breach  of any provision of this Agreement must be in writing, and the waiver of one breach shall not operate as, nor be construed as, a waiver of

any subsequent  breach  thereof.   This  Agreement  represents  the  entire

agreement between the parties with respect to the transactions contemplated hereby  and  may be modified only by a subsequent written document executed

by the parties.   Throughout  this Agreement, the masculine gender shall be

deemed to include the feminine and neuter, and the singular shall be deemed

to include the plural, and vice  versa.   The  headings of the Articles and

Paragraphs of this Agreement are inserted for convenience  only  and do not constitute  a  part  of this Agreement.  This Agreement may be executed  in several counterparts,  each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

     IN  WITNESS WHEREOF,  the  parties  hereto  have  duly  executed  this

Agreement on May 30, 1995.


                              BUYER:

                              ARTISTIC GREETINGS INCORPORATED

                              By:  /S/ DAVID C.LEE

                              Its: President and COO


                              SELLER

                              VALCHECK COMPANY

                              By:  Valassis Direct Response, Inc.

                              Its: Managing Venturer

                                By:/S/ ROBERT L. RECCHIA

                                   Robert L. Recchia

                              Its: Chief Financial Officer


                              VALASSIS

                              VALASSIS COMMUNICATIONS, INC.

                              By:  /S/ ROBERT L. RECCHIA

                                   Robert L Recchia

                              Its: Chief Financial Officer


The Registrant agrees to furnish supplementally to the Commission a copy of any omitted schedules or exhibits to this Agreement upon request.